     As filed with the Securities and Exchange Commission on August 28, 1998
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)

                            ------------------------

         Delaware                                         77-0294597
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                    (Address of principal executive offices)



                           1997 EQUITY INCENTIVE PLAN
                     1997 NON-OFFICER EQUITY INCENTIVE PLAN
                 1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                            ------------------------

                              TIMOTHY A. DREISBACH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 METRICOM, INC.
                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                                 (408) 399-8200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------


                                   Copies to:
                            KENNETH L. GUERNSEY, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000


                            ------------------------



                                                              Page 1 of 44 Pages
                                                         Exhibit Index at Page 6

                                                  CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE                           OFFERING PRICE PER     AGGREGATE OFFERING PRICE
        REGISTERED              AMOUNT TO BE             SHARE (1)                     (1)              AMOUNT OF REGISTRATION
                                 REGISTERED                                                                      FEE
============================ ==================== ========================= ========================== =========================
Shares of Common Stock,                  400,000                   $5.3125              $2,125,000.00                   $626.88
par value $.001 per share,
reserved for future grant
under the 1997 Equity
Incentive Plan


Shares of Common Stock,                  675,000                   $5.3125              $3,585,937.50                 $1,057.85
par value $.001 per share,
reserved for future grant
under the 1997 Non-Officer
Equity Incentive Plan

Shares of Common Stock,                   75,000                   $5.3125                $398,437.50                   $117.54
par value $.001 per share,
reserved for future grant
under the 1993
Non-Employee Directors
Stock Option Plan

Shares of Common Stock,                  200,000                   $5.3125              $1,062,500.00                   $313.44
par value $.001 per share,
reserved for future
issuance under the 1991
Employee Stock Purchase
Plan

Totals

                                       1,350,000                   $5.3125              $7,171,875.00                 $2,115.71



(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the closing sales price of Registrant's Common Stock on August 27, 1998 as reported on the NASDAQ National Market System.


================================================================================

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

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8
                  NOS. 33-47688, 33-63088, 33-81746, 33-95070,
                             333-32211 AND 333-09001


         The contents of Registration Statements on Form S-8 Nos. 33-47688, 33-63088, 33-81746, 33-95070, 333-32211 and 333-09001 filed with the Securities and Exchange Commission on May 5, 1992, May 21, 1993, July 20, 1994, July 27, 1995, July 26, 1996 and July 28, 1987, respectively, are incorporated by reference herein with such modifications as are set forth below.

          Amendments to the 1997 Equity Incentive Plan (the "Incentive Plan"), 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and 1991 Employee Stock Purchase Plan (the "Purchase Plan") by the Board in April 1998, approved by the stockholders in June 1998, increased the number of shares of the Company's Common Stock authorized for issuance under the Incentive Plan from 675,000 shares to 1,075,000 shares, increased the number of shares of the Company's Common Stock authorized for issuance under the Directors' Plan from 300,000 shares to 375,000 shares and increased the number of shares of the Company's Common Stock available for issuance under the Purchase Plan from 350,000 shares to 550,000 shares. An amendment to the Company's 1997 Non-Officer Equity Incentive Plan (the "Non-Officer Plan") by the Board in April 1998 increased the number of shares of the Company's Common Stock available for issuance under the Non-Officer Plan from 675,000 shares to 1,350,000 shares. Stockholder approval of the amendment of the Company's 1997 Non-Officer Equity Incentive Plan was not required.

                                    EXHIBITS

EXHIBIT
NUMBER

5.1     Opinion of Cooley Godward LLP.

23.1    Consent of Arthur Andersen LLP.

23.2    Consent of Cooley Godward LLP is contained in Exhibit 5 to this
        Registration Statement.

24      Power of Attorney is contained on the signature pages.

99.1    1997 Equity Incentive Plan, as amended through April 29, 1998.

99.2    1997 Non-Officer Equity Incentive Plan, as amended through April 29,
        1998.

99.3    1993 Non-Employee Directors' Stock Option Plan, as amended through April
        29, 1998.

99.4    1991 Employee Stock Purchase Plan, as amended through April 29, 1998.



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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on August 27, 1998.


                                   METRICOM, INC.




                                   By:      /s/ Vanessa A. Wittman
                                            ------------------------------------
                                            Vanessa A. Wittman
                                            Title: Chief Financial Officer



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Dreisbach and Vanessa A. Wittman, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                             TITLE                                       DATE


         /s/ Robert P. Dilworth                       Chairman of the Board                       August 27, 1998
--------------------------------------------
         (Robert P. Dilworth)




         /s/ Timothy A. Dreisbach                     President, Chief Executive Officer          August 27, 1998
--------------------------------------------          and Director (Principal Executive
         (Timothy A. Dreisbach)                       Officer)




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


         /s/ Vanessa A. Wittman                       Chief Financial Officer (Principal          August 27, 1998
--------------------------------------------          Financial and Accounting Officer)
         (Vanessa A. Wittman)




         /s/ Robert S. Cline                          Director                                    August 27, 1998
--------------------------------------------
         (Robert S. Cline)




         /s/ Ralph Derrickson                         Director                                    August 7, 1998
--------------------------------------------
         (Ralph Derrickson)




         /s/ Justin L. Jaschke                        Director                                    August 7, 1998
--------------------------------------------
         (Justin L. Jaschke)




         /s/ David Liddle                             Director                                    August 27, 1998
--------------------------------------------
         (David Liddle)




         /s/ William D. Savoy                         Director                                    August 27, 1998
--------------------------------------------
         (William D. Savoy)



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


                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                          DESCRIPTION                                    SEQUENTIAL PAGE
                                                                                                NUMBER
5.1         Opinion of Cooley Godward LLP.                                                              7

23.1        Consent of Arthur Andersen LLP.                                                             8

23.2        Consent of Cooley Godward LLP is contained in Exhibit 5 to this                            --
            Registration Statement.

24          Power of Attorney is contained on the signature pages.                                     --

99.1        1997 Equity Incentive Plan as amended through April 29,1998.                                9

99.2        1997 Non-Officer Equity Incentive Plan as amended through April 29,1998.                   22

99.3        1993 Non-Employee Directors' Stock Option Plan as amended through April                    32
            29, 1998.

99.4        1991 Employee Stock Purchase Plan as amended through April 29, 1998.                       38




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